KPMG LLP
Aon Center
Suite 5500
200 E. Randolph Street
Chicago, IL 60601-6436

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 23, 2024, with respect to the financial statements and financial highlights of JNL/Baillie Gifford U.S. Equity Growth Fund and JNL Multi-Manager U.S. Select Equity Fund, as of December 31, 2023, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Joint Proxy Statement/Prospectus filed on Form N-14.

/s/ KPMG LLP

Chicago, Illinois
July 10, 2024